                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                              / X /

Filed by a party other than the Registrant          /    /

Check the appropriate box:
/   /    Preliminary Proxy Statement
/ X /    Definitive Proxy Statement
/   /    Definitive additional materials
/   /    Soliciting material pursuant to Rule 14a-11c or Rule 14a-12

UNAPIX ENTERTAINMENT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/ X /    No fee required

/   /    Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and
         0-11

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;

(4)      Proposed maximum aggregates value of transaction:

(5)      Total Fee paid:

/   /    Fee paid previously with preliminary materials

/   /    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing fee for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously paid:
                                         ---------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                                                               -----------------
         (3)      Filing Party:
                               -------------------------------------------------
         (4)      Date Filed:
                             ---------------------------------------------------

                           UNAPIX ENTERTAINMENT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 29, 1999


To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Unapix Entertainment, Inc. (the "Company") to be held on July 29, 1999 at 11:00 a.m. at The Board Room of The American Stock Exchange, Inc., 13th Floor, 86 Trinity Place, New York, New York 10006-1881 for the following purposes:

         1.       To elect two directors;

         2. To approve, adopt and ratify an amendment to the Company's 1993 Stock Option Plan; and

         3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

         Only stockholders of record at the close of business on June 17, 1999 will be entitled to notice of and to vote at the meeting.

         Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                       By Order of the Board of Directors


                       Michael R. Epps
                       Secretary

New York, New York
June 25, 1999

                           UNAPIX ENTERTAINMENT, INC.
                               200 MADISON AVENUE
                               NEW YORK, NY 10016

                                -----------------

                                 PROXY STATEMENT

                                ----------------

         The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 29, 1999 and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the Secretary of the Company.

         The Board of Directors has fixed the close of business on June 17, 1999 as the record date for the meeting. On that date, the Company had outstanding 7,608,980 shares of common stock, $.01 par value ("Common Stock"), 501,323 shares of Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"), and 1,175 shares of Series C 8% Convertible Preferred Stock, $.01 par value per share ("Preferred Stock C"). Only stockholders of record of Common Stock, Preferred Stock A and Preferred Stock C at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share of Common Stock or Preferred Stock A held and 400 votes for each share of Preferred Stock C held and may vote in person or by proxy authorized in writing. Except as required by law, Common Stock, Preferred Stock A and Preferred Stock C are required to vote as a single class on all matters submitted to stockholder vote. Holders of the Company's Common Stock, Preferred Stock A and Preferred Stock C have no cumulative voting rights in the election of directors.

         The principal executive offices of the Company are located at 200 Madison Avenue, 24th Floor, New York, New York 10016.

         This Proxy Statement is being mailed to stockholders of the Company on or about June 25, 1999.

                              ELECTION OF DIRECTORS

         In 1993, the Company adopted a classified Board of Directors, which divided the directors into three classes. At each annual meeting, the successors to the class of directors whose term expires at that meeting are elected to serve a three-year term and until their successors are elected and qualified. Accordingly, the directors whose terms expire in 1999 are nominees for re-election at the 1999 Annual Meeting of Stockholders to serve until the Annual Meeting of Stockholders in the year 2002, or until their successors are duly elected. The nominees named by the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2002 are Messrs. Herbert M. Pearlman and David S. Lawi, who are currently directors of the Company.

         The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the two nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

         The nominees and directors are presented below by class.

                                                  DIRECTOR OF                 TERM AS
                                                  THE COMPANY                 DIRECTOR
NAME                                AGE              SINCE                   EXPIRES IN
----                                ---              -----                   ----------
NOMINEES FOR DIRECTOR
Herbert M. Pearlman                 66               1990                       1999
David S. Lawi                       63               1990                       1999

OTHER DIRECTORS
Lawrence Bishop                     53               1993                       2000
Walter M. Craig, Jr.                45               1993                       2000
Robert Baruc                        47               1995                       2001
Scott Hanock                        41               1990                       2001
David A. Dreilinger                 51               1999                       2001


PRINCIPAL OCCUPATION OVER THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS OF
DIRECTORS

HERBERT M. PEARLMAN. Mr. Pearlman has been the Company's Chairman of the Board of Directors since July 1990. Since February 1, 1999 he has also been the Company's Chief Executive Officer. Mr. Pearlman was a co-founder of Telepictures Corporation ("Telepictures"), a public company which, during Mr. Pearlman's tenure, was engaged in marketing and distributing theatrical films and television programs and which is now part of Time Warner Inc. From 1978 until February 1986, Mr. Pearlman served in various senior level capacities with Telepictures including as Chairman of the Board, Chairman of the Executive Committee and as a Director. He is a co-founder of Seitel, Inc. ("Seitel"), a New York Stock Exchange listed company engaged in the development and marketing of a proprietary seismic data library to the oil and gas industry and has been its Chairman of the Board since 1987. In addition, Mr. Pearlman is an officer and a director of the following public companies: InterSystems, Inc. ("InterSystems"), an American Stock Exchange listed company, which is engaged in providing custom compounding services for resin producers and the design, manufacture, sale and leasing of equipment for sampling, conveying, elevating, weighing and cleaning a wide variety of products; and Helm Capital Group, Inc. ("Helm"), which finances, initiates, develops, acquires and oversees the management of various business enterprises.

DAVID S. LAWI. Mr. Lawi has been a Director of the Company since June 1990. He has been the Chairman of the Company's Executive Committee since December 1993. From January 1993 until the fourth quarter of 1998 he had been the Company's Treasurer and Secretary. Mr. Lawi was a Director and Chairman of the Finance Committee of Telepictures from May 1979 until February 1986. He is a director of Seitel and has been the Chairman of its Executive Committee since March 1987. Mr. Lawi is also a director of InterSystems and has been Chairman of its Executive Committee since October 1986 and its Secretary since March 1984. In addition, Mr. Lawi is an officer and a director of Helm and Chairman of its Executive Committee.

LAWRENCE BISHOP. Mr. Bishop was elected a Director of the Company in November 1993. Mr. Bishop has been an Executive Vice President of Gray, Seifert & Co., Inc., an investment banking firm, since 1987, and currently is a Director of Synergistics, Inc. and the Four M. Corporation.

WALTER M. CRAIG, JR. Mr. Craig was elected a Director of the Company in April 1993. He has been the President of The Mezzanine Financial Fund, L.P. ("Mezzanine"), an asset-based lender, since January 1991. Mezzanine provides senior and subordinated debt financing to small and middle market enterprises. He has been President of Core Capital, Inc., a company that factors accounts receivable, since February 1993. Since August 1992, Mr. Craig has served as Executive Vice President and Chief Operating Officer of Helm. Since 1987, he has been a Director of Seitel. Since 1993 he has been a director of Helm and InterSystems.

ROBERT BARUC. Mr. Baruc has been a Director of the Company since November 1995. He has served in the Office of the President since June 1998, and prior to that he was an Executive Vice President of the Company, a position he held since April 1994. He has been President and Chief Executive Officer of A-Pix Entertainment since August 1993. From December 1992 to August 1993, Mr. Baruc was President of Triboro Entertainment Group, a company engaged principally in home video distribution. From January 1991 to December 1992, Mr. Baruc primarily acted as a film and marketing consultant. Mr. Baruc was President of Academy Entertainment, a home video distribution company, from June 1986 to January 1991. Mr. Baruc is currently a director of General Bearing Corporation.

SCOTT HANOCK. Mr. Hanock has been Managing Director of International Sales and Marketing of the Company since 1986. He has served in the Office of the President since June 1998, and prior to that he was Senior Vice President of the Company. Mr. Hanock has been a Director of the Company since 1990, and was one of the original co-founders of the Company. Prior to forming the Company in 1986, from 1983-1986, Mr. Hanock served as Director of Worldwide Sales for Tatum Communications Inc., a Hollywood based company which specialized in sports television production and international distribution, most well known for the North American Pro-Ski tour and various other ESPN and Prime Network series. Prior to 1983, Mr. Hanock's business activities in the television industry were diversified in the areas of program consulting and international sales for several production houses.

DAVID A. DREILINGER. Mr. Dreilinger has been a Director of the Company since June 1999. He has been the Company's Chief Operating Officer since May 1998. From February 1997 until May 1998, he was a consultant providing business and legal services to international and domestic broadcasters, producers, authors and executives. He was a member of the Board of Directors and Senior Vice President of Business and Legal Affairs of BBC Worldwide Americas, Inc. from January 1995 until February 1997. From August 1985 until December 1994, he was Vice President, Business and Legal Affairs of D.L. Taffner Ltd. ("Taffner"). Prior to his employment by Taffner, Mr. Dreilinger was Executive Vice President of Business and Legal Affairs for the Almi Group and Vice President, General Counsel and Secretary of Viacom International, Inc.

COMMITTEES AND ATTENDANCE

         During 1998, the Company's Board of Directors held four full meetings. Except for Mr. Hanock, each of the Company's incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Stock Option Committee. The Board of Directors does not currently have a Nominating Committee. The Executive Committee met once during 1998. None of the other committees met separately from the entire Board during 1998. The purpose of the Executive Committee is to act on an interim basis for the full Board. The Executive Committee is comprised of Messrs. Pearlman, Lawi, Baruc and Hanock. The functions of the Audit Committee are to select the independent accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate. The purpose of the Compensation Committee is to advise management on the compensation of the Company's executive officers. The function of the Stock Option Committee is to administer the Company's 1993 Stock Option Plan described below under "Amendment to the Company's 1993 Stock Option Plan." The Audit, Compensation and Stock Option Committees are each comprised of Messrs. Bishop and Craig. Mr. Payson had been a member of each of the Committees of the Company's Board of Directors until August 24, 1998, which is the date he resigned from the Company's Board.

                            OTHER EXECUTIVE OFFICERS

         Other than Messrs. Pearlman, Lawi, Baruc and Hanock, who are also directors of the Company and for whom biographical information is provided above, the names of the executive officers of the Company together with certain biographical information for each of them is set forth below:

NAME                              AGE             POSITION
----                              ---             --------

Cheryl Freeman                    41              Chief Financial Officer

Robert G. Miller                  38              Executive Vice President of Television,
                                                  President of the Company's Unapix
                                                  Program Enterprises Division

Daniel T. Murphy                  60              Treasurer

Michael R. Epps                   41              General Counsel and Secretary

CHERYL FREEMAN. Ms. Freeman has been the Company's Chief Financial Officer since December 1998. From May 1998 until December 1998 she had been the Company's Vice President of Finance, Accounting and Operations/West Coast. From July 1993 until May 1998, she was Chief Financial Officer of Celebrity Home Entertainment, Inc. and Celebrity Duplicating Services, Inc. Ms. Freeman was Vice President of Finance of LIVE Entertainment, Inc. from March 1991 to July 1993.

ROBERT MILLER. Mr. Miller has been the Company's Executive Vice President of Television and President of the Company's Unapix Program Enterprises Division (formerly known as Unapix North America) since June 1998. Prior to that he was Vice President of the Company (a position he held since September 1996) and an Executive Vice President of Unapix Program Enterprises (a position he held since February 1996). From July 1995 to February 1996, Mr. Miller was Vice President of International Television Distribution for the National Football League. He was Vice President of Showtime Program Enterprises, which is engaged in sales of all original productions of the Showtime Channel, from February 1993 to July 1995. From October 1991 to February 1993, he was Director of Event Sales and Management for Golden Gate Productions.

DANIEL T. MURPHY. Mr. Murphy has been the Company's Treasurer since December 1998. From September 1995 until December 1998 he had been the Company's Chief Financial Officer. He was an Executive Vice President and Chief Financial Officer of InterSystems from July 1985 to September 1997. He has been a director of InterSystems since 1986. Since May 1984, he has been a Vice President and the Chief Financial Officer of Helm. In 1988, he was elected a director of Teletrak.

MICHAEL R. EPPS. Mr. Epps has been the General Counsel of the Company since September 1995. From July 1992 until July 1995, he was General Counsel of Helm. He was Associate General Counsel of Helm from September 1990 until July 1992. Prior to joining Helm, Mr. Epps was engaged in the private practice of law.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth, as of June 1, 1999, information regarding the stock holdings of each person known to the Company to own beneficially more than 5% of any class of outstanding voting securities of the Company.

         TITLE                                                               AMOUNT AND NATURE               PERCENT
          OF                          NAME AND ADDRESS OF                      OF BENEFICIAL                   OF
         CLASS                          BENEFICIAL OWNER                        OWNERSHIP (1)                 CLASS
         -----                          ----------------                        -------------                 -----
Common Stock              Herbert M. Pearlman                                    1,287,477 (2)               15.8%
                          c/o Unapix Entertainment, Inc.
                          537 Steamboat Road
                          Greenwich, Connecticut  06830
---------------------------------------------------------------------------------------------------------------------
Common Stock              Legg Mason, Inc.                                       1,001,005 (3)               11.7%
                          c/o Gray, Seifert & Co., Inc.
                          380 Madison Avenue
                          New York, NY  10017
---------------------------------------------------------------------------------------------------------------------
Common Stock              Dolphin Offshore Partners, L.P.                       1,195,317 (4)                13.6%
                          129 East 17th Street
                          New York, NY 10003
---------------------------------------------------------------------------------------------------------------------
Common Stock              Forest Investment Management                            837,693 (5)                 9.9%
                          53 Forest Avenue
                          Old Greenwich, Connecticut 06870
---------------------------------------------------------------------------------------------------------------------
Common Stock              Strategic Growth International, Inc.                    570,000 (6)                 7.0%
                          111 Great Neck Road
                          Suite 606
                          Great Neck, New York 11021-5402
---------------------------------------------------------------------------------------------------------------------
Common Stock              David S. Lawi                                           529,997 (7)                 6.8%
                          c/o Unapix Entertainment, Inc.
                          537 Steamboat Road
                          Greenwich, Connecticut  06830
---------------------------------------------------------------------------------------------------------------------
Preferred Stock A*        Legg Mason, Inc.                                         99,996 (8)                20.0%
                          c/o Gray, Seifert & Co., Inc.
                          380 Madison Avenue
                          New York, NY  10017

         TITLE                                                               AMOUNT AND NATURE               PERCENT
          OF                          NAME AND ADDRESS OF                      OF BENEFICIAL                   OF
         CLASS                          BENEFICIAL OWNER                        OWNERSHIP (1)                 CLASS
         -----                          ----------------                        -------------                 -----
Preferred Stock A*        Herbert M. Pearlman                                      79,999 (9)                14.9%
                          c/o Unapix Entertainment, Inc.
                          537 Steamboat Road
                          Greenwich, Connecticut  06830
---------------------------------------------------------------------------------------------------------------------
Preferred Stock A*        Tradewind Fund                                           50,000                     10.0%
                          c/o Harbor Capital Management
                          2701 Summer Street, Suite 200
                          Stanford, Connecticut
---------------------------------------------------------------------------------------------------------------------
Preferred Stock A*        Martin & Velia Bramante                                  38,334                     7.6%
                          45 Peninsula Road
                          Belvedere, CA  94920
---------------------------------------------------------------------------------------------------------------------
Preferred Stock A*        David S. Lawi                                            34,166 (10)                6.6%
                          c/o Unapix Entertainment, Inc.
                          537 Steamboat Road
                          Greenwich, Connecticut  06830

---------------------------------------------------------------------------------------------------------------------
Preferred Stock C         Herbert M. Pearlman                                      200                       17.0%
**                        c/o Unapix Entertainment, Inc.
                          537 Steamboat Road
                          Greenwich, Connecticut  06830
---------------------------------------------------------------------------------------------------------------------
Preferred Stock C         Legg Mason, Inc.                                         175                       14.9%
**                        c/o Gray, Seifert & Co., Inc.
                          380 Madison Avenue
                          New York, NY  10017
---------------------------------------------------------------------------------------------------------------------
Preferred Stock C         George Back                                              100                        8.5%
**                        c/o Unapix Entertainment, Inc.
                          200 Madison Avenue, 24th Floor
                          New York, New York 10016
---------------------------------------------------------------------------------------------------------------------
Preferred Stock C         David S. Lawi                                            100                        8.5%
**                        c/o Unapix Entertainment, Inc.
                          537 Steamboat Road
                          Greenwich, Connecticut  06830
---------------------------------------------------------------------------------------------------------------------
Preferred Stock C         Paul Levy                                                100                        8.5%
**                        4 Ironwood Lane
                          Rye, New York 10580
---------------------------------------------------------------------------------------------------------------------

         TITLE                                                               AMOUNT AND NATURE               PERCENT
          OF                          NAME AND ADDRESS OF                      OF BENEFICIAL                   OF
         CLASS                          BENEFICIAL OWNER                        OWNERSHIP (1)                 CLASS
         -----                          ----------------                        -------------                 -----
  -------------------------------------------------------------------------------------------------------------------
Preferred Stock C         Dolphin Offshore Partners, L.P.                            500                     42.6%
**                        129 East 17th Street
                          New York, New York 10003
---------------------------------------------------------------------------------------------------------------------

---------------------------
* Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock, $.01 par value per share ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A. Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

** Shares set forth are shares of the Company's Series C 8% Cumulative Convertible Preferred Stock, $.01 par value per share ("Preferred Stock C"). Each share is convertible into 400 shares of the Company's Common Stock. Holders of Preferred Stock C, voting together with holders of Common Stock and not as a separate class, are entitled to 400 votes with respect to each share of Preferred Stock C. Each share of Preferred Stock C has a liquidation preference of $1,000 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $40 per share.

         (1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

         (2) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 202,109 shares that are issuable upon exercise of options having an exercise price of $2.86 per share and that expire in December 2003 ("December 2003 Options"); 36,750 shares which are issuable upon exercise of options to purchase Preferred Stock A ("Preferred Stock Options") and the subsequent conversion of such shares of Preferred Stock A (These options have an exercise price of $2.86 per share of Preferred Stock A and expire in June 2004); 6,344 shares that are issuable upon exercise of options having an exercise price of $4.50 per share and expiring March 2007 ("March 2007 Options"); 86,768 shares issuable upon conversion of $400,000 principal amount of notes due in June 2003; 66,080 shares issuable upon exercise of common stock purchase warrants that are issuable upon conversion of such notes (the "$4.54 Warrants"), each such warrant having an exercise price of $4.54 per share and expiring June 2003; and 80,000 shares issuable upon conversion of 200 shares of Preferred Stock C. Also includes

                  1,000 shares owned by Mr. Pearlman's wife as to which Mr. Pearlman disclaims beneficial ownership.

         (3) Legg Mason, Inc. is a parent holding company of Gray, Seifert & Co., Inc. ("Gray Seifert"). All such shares are owned by customers of Gray Seifert, however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all such shares. The figure includes the following shares of Common Stock: 104,995 shares of Common Stock issuable upon conversion of Preferred Stock A; 420,278 shares of Common Stock issuable upon exercise of warrants, each of which is exercisable into a share of Common Stock at a price of $3.61 per share and expires on December 31, 2001; 234,193 shares of Common Stock issuable upon conversion of an aggregate principal amount of $1,000,000 of notes due in 2003; 111,111 shares of Common Stock issuable upon exercise of warrants, having an exercise price of $5.40 per share and expiring in June 2003 ("$5.40 Warrants"); 27,056 shares of Common Stock issuable upon conversion of $125,000 principal amount of Notes due in June 2003 and 20,650 shares issuable upon exercise of $4.54 Warrants; and 70,000 shares issuable upon conversion of 175 shares of Preferred Stock C.

         (4) Consists of 995,317 shares issuable upon conversion of $4,250,000 of notes due in 2003, and 200,000 shares issuable upon conversion of 500 shares of Preferred Stock C.

         (5) Consists of 576,369 shares issuable upon conversion of $2,000,000 principal amount of Notes due in June 2003 owned by various funds managed by Forest Investment Management and 261,324 shares issuable upon exercise of warrants having an exercise price of $5.55 per share and expiring in June 2003 that are issuable upon exercise of such Notes ("$5.74 Warrants").

         (6) Consists of the following: (i) 300,000 shares that are issuable upon exercise of options having an exercise price of $3.875 per share; and (ii) 270,000 shares that are issuable upon exercise of warrants having an exercise price of $4.50 per share and expiring in December 2001. Richard Cooper is the Chairman of Strategic Growth International, Inc. ("Strategic Growth") and owns 50% of its common stock. Mr. Cooper individually owns 11,000 shares of the Company's Common Stock. Because of his relationship to Strategic Growth he may be deemed to own, in addition to such 11,000 shares, the shares beneficially owned by Strategic Growth. Accordingly, he may be deemed to own 581,000 shares of Common Stock constituting beneficial ownership of 7.1% of the Company's Common Stock.

         (7) Includes the following shares of Common Stock: 17,500 shares that are issuable upon conversion of Preferred Stock A; 101,056 shares that are issuable upon exercise of December 2003 Options; 18,375 shares that are issuable upon exercise of

                  Preferred Stock Options and the subsequent conversion of shares underlying such options; 6,344 shares that are issuable upon exercise of March 2007 Options; 21,645 shares issuable upon conversion of $100,000 principal amount of notes due in June 2003; 16,520 shares issuable upon exercise of $4.54 Warrants; and 40,000 shares issuable upon conversion of 100 shares of Preferred Stock C.

         (8) Consists of shares of Preferred Stock A that are owned by customers of Gray Seifert; however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all such shares. Legg Mason, Inc. is a parent holding company of Gray, Seifert & Co. Inc.

         (9) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

         (10) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of June 1, 1999, information concerning the beneficial ownership of each class of equity securities by each director, nominee, Named Executive Officer (as defined in "Executive Compensation"), and by all executive officers and directors as a group.

                      SHARES AND PERCENT OF COMMON STOCK OR
         PREFERRED STOCK A AND PREFERRED STOCK C - OWNED BENEFICIALLY AS
                              OF JUNE 1, 1999 (1)


                                 COMMON              PERCENT       PREFERRED         PERCENT        PREFERRED        PERCENT
NAME                              STOCK            OF  CLASS      STOCK A (2)       OF CLASS         STOCK C        OF CLASS
                                                                                                       (3)
-----------------------------------------------------------------------------------------------------------------------------
Herbert M.                      1,287,477  (4)         15.8%       79,999   (5)        14.9%           200            17.0%
Pearlman
David S. Lawi                     529,997  (6)          6.8%       34,166   (7)        6.6%            100            8.5%
Scott Hanock                      195,842  (8)          2.5%        8,333              1.7%            ---             ---
Robert Baruc                      293,843  (9)          3.8%        8,333              1.7%            ---             ---
Lawrence Bishop                   240,075 (10)          3.1%          ---              ---             ---             ---

Walter M. Craig,                  61,766  (11)             *          ---              ---             ---             ---
Jr.
Robert Miller                     160,094 (12)          1.7%          ---              ---             ---             ---
Michael R. Epps                   49,165  (13)             *        1,749                *             ---             ---
David M. Fox                      339,836 (14)          4.3%       12,498              2.5%            ---             ---
All directors and               2,915,543 (15)         32.3%       153,953 (16)        27.8%           300            25.5%
executive officers
as a group (11
persons)
-------------------------- ------------------- -------------  ------------------- -------------  ---------------  -------------

------------------------
*  Less than 1%
         (1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

         (2) Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock, $.01 par value per share ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A. Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

         (3) Shares set forth are shares of the Company's Series C 8% Cumulative Convertible Preferred Stock, $.01 par value per share ("Preferred Stock C"). Each share is convertible into 400 shares of Common Stock. Holders of Preferred Stock C, voting together with holders of Common Stock and not as a separate class, are entitled to 400 votes with respect to each share of Preferred Stock C. Each share of Preferred Stock C has a liquidation preference of $1,000 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $40 per share.

         (4) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 202,109 shares that are issuable upon exercise of December 2003 Options; 36,750 shares which are issuable upon exercise of Preferred Stock Options and the subsequent conversion of the underlying shares of Preferred Stock A; 6,344 shares that are issuable upon exercise of March 2007 Options; 86,768 shares issuable upon conversion of $400,000 principal amount of Notes due in June 2003; 66,080 shares issuable upon exercise of $4.54 Warrants; and 80,000 shares issuable upon conversion of 200 shares of Preferred Stock C. Also includes 1,000 shares owned by Mr. Pearlman's wife as to which Mr. Pearlman disclaims beneficial ownership.

         (5) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

         (6) Includes the following shares of Common Stock: 17,500 shares that are issuable upon conversion of Preferred Stock A; 101,056 shares that are issuable upon exercise of December 2003 Options; 18,375 shares that are issuable upon exercise of Preferred Stock Options and the subsequent conversion of shares underlying such options; 6,344 shares that are issuable upon exercise of March 2007 Options; 21,645 shares issuable upon conversion of $100,000 principal amount of notes due in June 2003; 16,520 shares issuable upon exercise of $4.54 Warrants; and 40,000 shares issuable upon conversion of 100 shares of Preferred Stock C.

         (7) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

         (8) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 67,375 shares issuable upon exercise of December

                  2003 Options; and 6,344 shares that are issuable upon exercise of March 2007 Options.

         (9) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 52,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring August 2003; and 6,344 shares that are issuable upon exercise of March 2007 Options.

         (10) Includes 47,250 shares of Common Stock owned by a partnership of which Mr. Bishop is a general partner (the "Partnership"); 80,300 shares of Common Stock issuable upon conversion of $375,000 principal amount of Notes due June 2003 owned by the Partnership; 25,000 shares of Common Stock issuable upon exercise of options having an exercise price of $2.86 per share and expiring June 30, 2008; and 61,275 shares issuable upon exercise of $4.59 Warrants owned by the Partnership.

         (11) Includes 26,950 shares of Common Stock issuable upon exercise of December 2003 Options; and 25,000 shares having an exercise price of $2.86 and expiring June 2008.

         (12) Includes 78,750 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring in June 2001; 16,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring in March 2002; 6,344 shares that are issuable upon exercise of March 2007 Options; 33,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring March 2003; and 25,000 shares issuable upon exercise of options having an exercise price of $1.88 per share and expiring in March 2004.

         (13) Includes 16,842 shares that are issuable upon exercise of December 2003 Options; 1,749 shares that are issuable upon conversion of Preferred Stock A; 10,000 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring in February 2007; 4,229 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring March 2007; and 6,667 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring in January 2008.

         (14) Includes the following shares of Common Stock: 70,537 shares issuable upon exercise of options having an exercise price of $1.10 per share and expiring six months after the end of Mr. Fox's employment term; 151,593 shares issuable upon exercise of December 2003 Options; and 13,123 shares issuable upon conversion of Preferred Stock A. Also includes the following as to which Mr. Fox disclaims beneficial ownership: 10,237 shares owned by Mr. Fox's wife; 15,750 shares owned in Trust for his children of which his wife is trustee; and an aggregate of 2,624 warrants owned by Mr. Fox's wife, half of which have an exercise price of $19.05 per share and half of which have an exercise price of $28.57 per share.

         (15)     Includes all shares described in footnotes (4), (6), (8), (9),
                  (10), (11), (12) and (13) above as well as the following shares of Common Stock: 8,749 shares issuable upon conversion of shares of Preferred Stock A; 13,474 shares issuable upon exercise of December 2003 Options; 4,229 shares that are issuable upon exercise of March 2007 Options; 6,667 shares that are issuable upon exercise of options having an exercise price of $2.86 per share and expiring in June 2008; 16,667 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring in May 2008; and 33,334 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring May 2003. The amount set forth does not include any shares held by David M. Fox who, as of April 15, 1999, was neither an officer or director of the Company.

         (16)     Includes all shares described in footnotes (5) and (7) above.


  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during, and with respect to, its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed pursuant to
  Section 16 of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that Stuart J. Beck, who was a director of the Company, failed to timely file a Form 3 reflecting his ownership of Company securities upon his becoming a director.

                             EXECUTIVE COMPENSATION

        Set forth below is certain information with respect to cash and noncash compensation awarded, paid or accrued by the Company to its Chief Executive Officer and its four other most highly paid executive officers, who were executive officers as of December 31, 1998 (collectively, the "Named Executive Officers"). *

                                            SUMMARY COMPENSATION TABLE


                                        Annual Compensation                             Long-Term
Name                                                                                    Compensation        All Other
and Principal                           ---------------------------------------------   -------------       Compensation
Position                     Year
                                        Salary            Bonus          Other          Shares of
                                                                         Annual         Common
                                                                         Compen-        Stock
                                                                         sation         Underlying
                                                                                        Options
David M. Fox                 1998          $250,000       $14,240             ---              ---                  ---
President, CEO during        1997          $225,000       $75,000             ---           12,000                  ---
1996, 1997 and 1998          1996          $200,000       $25,000             ---              ---                  ---

Robert Baruc                 1998          $245,000       $26,602             ---              ---                  ---
Co-President of the          1997          $220,000       $56,250             ---           12,000                  ---
Company, President           1996          $195,000       $ 7,000             ---              ---                  ---
of A-Pix
Entertainment

Scott Hanock                 1998          $200,000       $20,580             ---              ---                  ---
Co-President of the          1997          $190,000       $71,250             ---           12,000                  ---
Company,  Managing           1996          $160,000       $12,000             ---              ---                  ---
Director of
International Sales and
Marketing

Robert Miller                1998          $144,000       $56,731             ---          165,750                  ---
Executive Vice               1997          $140,080       $27,700             ---           41,002                  ---
President                    1996          $118,000       $15,750             ---           95,250                  ---



                                        Annual Compensation                             Long-Term
Name                                                                                    Compensation        All Other
and Principal                           ----------------------------------------------  -------------       Compensation
Position                     Year
                                        Salary            Bonus          Other          Shares of
                                                                         Annual         Common
                                                                         Compen-        Stock
                                                                         sation         Underlying
                                                                                        Options

---------------------------- ---------  ----------------  -------------- -------------  ------------------- -------------------
Michael R. Epps              1998          $155,750       $25,575             ---             28,000                ---
General Counsel              1997          $140,750       $14,075             ---             18,000                ---
                             1996          $128,750       $12,875             ---               ---                 ---

* The table does not include information regarding compensation paid to Herbert
M. Pearlman, the Company's current Chief Executive Officer, who began holding such office in 1999, and who was not otherwise within the four most highly compensated executive officers, in addition to the Chief Executive Officer, during 1998.

STOCK OPTIONS

        The following two tables provide information on stock option grants made to the Named Executive Officers in 1998, options exercised during 1998 (of which there were none), and options outstanding on December 31, 1998.

                                           STOCK OPTIONS GRANTS IN 1998

                         NUMBER OF                  Percent of total         Exercise
                         SECURITIES                 options granted to       price per
                         UNDERLYING OPTIONS         employees                share (2)         Expiration Date
    Name                 GRANTED                    in 1998 (1)
----------------------------------------------------------------------------------------------------------------
Robert Miller            78,750                               5.7%           $2.86 (3)         June 30, 2001
Robert Miller            16,500                               1.2%           $2.86 (3)         March 31, 2002
Robert Miller            12,000 (4)                            .9%           $2.86 (3)         March 31, 2007
Robert Miller            33,500                               2.4%           $2.86 (3)         March 31, 2003
Robert Miller            25,000 (5)                           1.8%           $1.88             March 31, 2004
Michael R. Epps          10,000                                .7%           $2.86 (3)         February 13, 2007
Michael R. Epps          10,000 (6)                            .7%           $2.86             January 8, 2008
Michael R. Epps           8,000 (7)                            .6%           $2.86 (3)         March 31, 2007


1 All figures represent the percentage of options granted to all employees during 1998. A total of 1,119,950 options held by the Company's employees that were repriced by the Company during 1998 are included as new grants during 1998. No options held by directors of the Company were repriced.

2 Unless otherwise indicated, all options are immediately exercisable.

3 All options indicated were originally granted during previous years but were repriced during 1998 to lower the exercise price to $2.86 per share, which was higher than the market price of the Company's common stock on the date of reset.

4 6,344 of such options are currently exercisable. The remaining 5,656 options will not be exercisable until October 1, 2006.

5 These options were issued in March 1999 but were earned, pursuant to Mr. Miller's employment contract, based upon the distribution fees and commissions accrued for 1998 by Unapix Program Enterprises.

6 6,667 of such options are currently exercisable. The remaining 3,333 of such options will become exercisable in January 2000.

7 4,229 of such options are currently exercisable. The remaining 3,771 of such options will not be exercisable until October 1, 2006.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth aggregated option exercises in the last year, the number of unexercised options and fiscal year-end values of in-the-money options for the Named Executive Officers.

                                                        Number of Unexer-                 Value of Unexercised
                       Number of                        cised Options at                  In-the Money Options at
                       Shares                           FISCAL YEAR-END                   FISCAL YEAR-END (1)
                       Acquired
                       on                Value                             Unexer-                             Unexer-
Name                   Exercise          Realized       Exercisable        Cisable        Exercisable          Cisable
-----------------------------------------------------------------------------------------------------------------------------
David M. Fox                ---              ---         253,474             90,312         $103,896(2)               ---
Scott Hanock                ---              ---          73,719             43,282                ---                ---
Robert Baruc                ---              ---          58,844              5,656                ---                ---
Robert Miller               ---              ---         135,094 (3)          5,656                ---                ---
Michael Epps                ---              ---          37,738             16,512                ---                ---
---------------------  ----------------  -------------- ------------------ -------------- -------------------- --------------

(1) Except as otherwise noted, all options were out-of-the-money as of the end of 1998.

(2) Represents the difference between (i) $2.1875, the closing sales price of the Company's Common Stock on December 31, 1998, as reported by the American Stock Exchange and (ii) the exercise price of the option, multiplied by the number of options held which are exercisable and in-the-money as of such date.

(3) Does not include 25,000 options that were issued to Mr. Miller in 1999 based upon the distribution fees and commissions of Unapix Program Enterprises that were accrued for 1998.

REPORT ON REPRICING OF OPTIONS

On December 9, 1998, the Board of Directors unanimously resolved to adjust the exercise price of stock options previously granted to employees, including executive officers (but excluding any executive officers who were also directors of the Company at the time of such repricing) to $2.86 per share. Before the adjustment, the exercise prices of the stock options ranged from $3.93 go $6.375 per share. On December 9, 1998 the closing price of the Company's common stock, as reported by the American Stock Exchange, was $2.1875. The purpose of the adjustment was to incentivize employees and strengthen employee morale by bringing the exercise price of the options within range of the current trading price of the stock.

        The options that were repriced include 559,750 incentive stock options granted under the Company's 1993 Stock Option Plan, as amended to date, having exercise prices prior to the repricing ranging from $3.93 per share to $6.375 per share and 560,200 non-plan options having exercise prices prior to the repricing ranging from $4.00 per share to $4.81 per share. The repriced options held by Mr. Miller were as follows: 78,750 options had a preadjusted exercise price of $4.29 per share; 50,000 options had a preadjusted exercise price of $4.44 per share; and 12,000 options had a preadjusted exercise price of $4.50 per share. The repriced options held by Mr. Epps were as follows: 20,000 options had a preadjusted exercise price of $4.56 per share; and 8,000 options had a preadjusted exercise price of $4.50 per share. No other options held by Named Executive Officers were repriced. Other than the adjustment to the exercise price (and the extension of the term of a total of 13,125 options that were otherwise scheduled to expire in 1999 held by an employee who is not a Named Executive Officer), the terms and conditions of the repriced options were not modified.


                                                             BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

        Stuart Beck, who became a director of the Company during the fourth quarter of 1998 and resigned in March 1999, Lawrence Bishop, who has been a director of the Company since 1993, and Walter M. Craig, Jr., who has been a director of the Company since 1993, were each granted, during the fourth quarter of 1998, options to purchase 25,000 shares of common stock at an exercise price of $2.86 per share (which price was above the market value of the Company's Common Stock on the date the Board authorized the grant). All of Messrs. Bishop's and Craig's options were exercisable on the date of grant. 6,250 of the options granted to Mr. Beck were exercisable as of the date of grant. Mr. Beck's options will expire in June 1999.

                       EMPLOYMENT AGREEMENTS

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS

        Pursuant to an agreement effective January 31, 1999, Mr. Fox, who until such date was serving as the Company's Chief Executive Officer, and the Company mutually agreed to sever his employment relationship. Mr. Fox agreed to provide consulting services to the Company for a one year period after such date for a total of approximately $146,000 of consulting fees. Pursuant to his separation arrangement, Mr. Fox will have a six month option to surrender 68,673 shares of capital stock to the Company to be applied against $356,318 of indebtedness owed by him to the Company (most of which was incurred in connection with his purchase of such shares). To the extent the market value of the capital stock on the date of surrender is less than the outstanding amount of indebtedness, the excess amount of indebtedness will be refinanced as a non-recourse loan secured solely by the proceeds from 151,593 common stock purchase options held by Mr. Fox; each such option has an exercise price of $2.86 per share and expires on December 23, 2003. In addition, the Company may be a participant in certain Internet ventures that Mr. Fox may pursue.

        Robert Baruc, Co-President of the Company and the President and Chief Executive Officer of A-Pix, is currently employed under an agreement having a term expiring on December 31, 2000, which is automatically renewed for successive four-year periods unless the Company or Mr. Baruc elects to terminate. Under his Agreement, Mr. Baruc has been and is entitled to be paid an annual salary of $195,000, $220,000, $245,000 and $257,000 for 1996, 1997, 1998
and 1999, respectively, with a further increase in 2000 based upon the consumer price index. Mr. Baruc was also entitled to receive an annual bonus equal to 2.25% of the Company's pre-tax profits in excess of $650,000 for 1996 and a bonus equal to 3% of pre-tax profits in excess of $650,000 for 1997. For 1998 and each subsequent year of his agreement, he is entitled to receive a bonus equal to 3% of the Company's pre-tax profits. In addition, Mr. Baruc is entitled to be paid up to $50,000 of the executive producer fees earned by A-Pix in each year, which amount is advanced to Mr. Baruc each year in equal monthly installments and is recouped by the Company as the fees are earned. Similar to Mr. Hanock, Mr. Baruc has agreed that after pre-tax profits have exceeded $7,500,000 with respect to any particular year, the remaining amount of his bonus, if any, for that year will be based upon 1.5% of the Company's remaining pre-tax profits. For each fiscal year during his employment term that A-Pix's sales for such year have increased by more than 25% of its sales for the immediately preceding year, Mr. Baruc is entitled to receive an additional bonus equal to 1% of such excess, so long as the Company's pre-tax profits are at least 5% of its sales. If the Company's pre-tax profit is less than 5% of its sales for the year, then Mr. Baruc shall be entitled to a bonus that is proportionately reduced to the extent pre-tax profit is under the 5% threshold but still exceeds 2.5% of the Company's sales. Mr. Baruc will not receive any such bonus if the Company's pre-tax profit is not at least 2.5% of its sales for the year. In no event will such sales bonus exceed $100,000 with respect to any particular year.

        Scott Hanock is currently employed under a contract expiring December 31, 2000, under which Mr. Hanock has been and shall be paid an annual salary of $160,000, $190,000, $200,000 and $220,000 for 1996, 1997, 1998 and 1999
respectively, with a further increase in 2000 based on the consumer price index. Mr. Hanock was entitled to receive an annual bonus equal to 2% of the Company's annual pre-tax profits in excess of $650,000 for 1996. For 1997, Mr. Hanock was entitled to receive an annual bonus equal to the greater of (i) 3% of the Company's pre-tax profits in excess of $650,000 for such year or (ii) 4% of the pre-tax profits of the Unapix International Division ("UID") for such year. For 1998 and each subsequent year of his agreement, Mr. Hanock is entitled to an annual bonus equal to the greater of (i) 3% of the Company's pre-tax profits or
(ii) 4% of UID's pre-tax profits. However, after pre-tax profits have exceeded $7,500,000 with respect to any particular year, Mr. Hanock has agreed that the remaining amount of his bonus, if any, for that year will be based upon the greater of (i) 1.5% of the Company's remaining pre-tax profits or (ii) 2% of UID's remaining pre-tax profits. The Company also has agreed to pay Mr. Hanock an additional bonus, for each year of his employment period, equal to 1% of the amount by which sales of UID for each such year exceeded its sales for the prior year. Additionally, he is entitled to receive a bonus equal to one-half percent of all Company sales in the United States of products sold or acquired as a result of the efforts of a UID employee.

EMPLOYMENT CONTRACT WITH CURRENT CHIEF EXECUTIVE OFFICER.

        Herbert M. Pearlman, the Company's current Chief Executive Officer, is currently employed under an agreement that commenced on June 23, 1998 and expires on December 31, 2000, pursuant to which he is and will be paid a salary from the commencement date of such contract through the remainder of 1998 at an annual rate of $200,000. For each of 1999 and the year 2000, Mr. Pearlman's salary will increase by the same percentage that the Company's pre-tax profits for the immediately preceding year increased over the pre-tax profits for the year before that (the "Prior Year"), but in no event will Mr. Pearlman's salary ever exceed Mr. Baruc's salary. For purposes of calculating such increase, the Prior Year shall be deemed to have had pre-tax profits of no less than $2,293,000 (the Company's pre-tax profits for 1997). Mr. Pearlman is also entitled to receive an annual bonus equal to 5% of the Company's first $7,500,000 pre-tax profits for each year of his contract (including with respect to the entire 1998 calendar year), and 2.5% of all pre-tax profits for each such year in excess of $7,500,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In February 1998, Herbert M. Pearlman, the Company's Chairman of the Board, a partnership of which Mr. Bishop, a director of the Company, is the general partner (the "Bishop Partnership"), and an investor who is a customer of Gray, Seifert & Co., Inc. ("Gray Seifert), an investment advisory firm of which Mr. Bishop is an Executive Vice President, rolled-over certain of their prior investments in the Company (hereinafter referred to as "Film Acquisition Investments) into investments in 10% Convertible Subordinated Notes due June 30, 2003 ("June 2003 Notes"). Such Notes are currently convertible at any time prior to maturity, unless previously redeemed or repurchased, into shares of the Company's Common Stock at a conversion price of $4.62 per share. In addition, for every $1,000 principal amount of such Notes that is converted, the holders will receive warrants to purchase 165 shares of Common Stock at an exercise price of $4.54 per share, expiring June 30, 2003 (the "$4.54 Warrants") (the conversion price of the Notes as well as such figures regarding the warrants have been adjusted to reflect anti-dilution adjustments for events occurring subsequent to the issuance of the Notes). If a holder of such Notes converts prior to September 1, 1999 (the first date that at the Company's option it could redeem the notes), the holder will also receive an amount equal to 75% of the interest that would have accrued on the notes, had they not been converted, from the date of conversion through September 1, 1999. The value of Mr. Pearlman's Film Acquisition Investment was approximately $400,000 on the date he exchanged it for an equivalent principal amount of Notes. The Bishop Partnership's and the Gray Seifert customer's Film Acquisition Investments had an aggregate value of approximately $500,000 on the date they exchanged them for an equivalent principal amount of Notes. At the same time that Mr. Pearlman, the Bishop Partnership and the Gray Seifert customer rolled-over their Film Acquisition Investments, the Company redeemed Mr. Lawi's Film Acquisition Investment, which had a value of approximately $200,000 on the date of redemption, in exchange for a $200,000 principal amount promissory note, bearing interest at a rate of 10% per annum and payable on demand. Such note, together with all accrued and unpaid interest thereon, was paid in full during 1998. The Film Acquisition Investments had been utilized for the purpose of funding the acquisition by A-Pix Entertainment of the distribution rights to independently produced films. Each Film Acquisition Investment provided for: (i) an indeterminate term; (ii) the recoupment of 110% of the amount thereof invested in any one film from the first dollars of gross receipts; (iii) aggregate payments to all holders of Film Acquisition Investments of up to 20% of the net profits of each film in which such funds were invested; (iv) roll-over of the receipts from each investment in a film into other films; and (v) any shortfall of investment in a film to be paid in shares of Common Stock of the Company issued at market or, if market is less than $2.85 a share, at the lower of $2.85 or 125% of market.

           During 1997 and 1998 management of Helm has provided various administrative, managerial, financial, legal and accounting services to the Company. The Company paid Helm $132,000 and $133,000 for such services rendered in 1997 and 1998, respectively.

           During 1997 and 1998 the Company paid Strategic Growth, the beneficial owner of over 5% of the Company's common stock, approximately $248,000 and $161,000 (including reimbursement for out-of-pocket expenses), respectively, for providing investor relations services. The Company terminated Strategic Growth as its investor relations consultant in January 1999.

           In December 1997 and January 1998, the Company obtained short term loans from Mezzanine Financial Corp. ("Mezzanine"; such loan being referred to as the "Mezzanine Loan") and also from Messrs. Pearlman and Lawi (the "Pearlman and Lawi Loans"). Collectively, the Mezzanine Loan and the Pearlman and Lawi Loans are referred to as the "Short Term Loans". Mezzanine is a wholly-owned subsidiary of Helm Capital Group, Inc. ("Helm"). Messrs. Pearlman and Lawi are officers, directors and stockholders of the Company and Helm. In addition, Walter M. Craig, Jr., a director of the Company, is also an officer, director and stockholder of Helm and Daniel T. Murphy, the Company's Treasurer, is a stockholder of Helm and its Chief Financial Officer. The loans were extended in order to enable the Company to fund program acquisitions in accordance with its current expansion plans pending the completion of a private placement of convertible notes due June 30, 2003. The Company usually charges interest of between 1.25% and 1.5% per month on the advances it extends to producers in connection with program acquisitions.

           The Mezzanine Loan was in the amount of $750,000 with a maturity date of December 31, 1998. Interest accrued at an annual rate of 15%. Mezzanine also received 13,636 common stock purchase warrants ("Mezzanine Warrants") (which figure gives effect to anti-dilution adjustments for events occurring subsequent to the issuance of such warrants). Each Mezzanine Warrant has a term expiring on June 30, 2003 and entitles the holder to purchase one share of Common Stock at a current exercise price of $5.50 per share. Mezzanine was granted a security interest in substantially all of the Company's assets to secure the facility.

           The Pearlman and Lawi Loans were demand loans in the aggregate amount of $250,000; $150,000 of which was extended by Mr. Pearlman and $100,000 of which was extended by Mr. Lawi. Outstanding amounts under the Pearlman and Lawi Loans accrued interest at the rate of 1% per month.

           The Company repaid, without premium or penalty, the Short Term Loans in full in February 1998; $900,000 principal amount of Short Term Loans was repaid in cash from the proceeds of the private placement of notes completed during that month, and $100,000 principal amount of the Mezzanine Loan was retired by the Company's exchanging $100,000 principal amount of June 2003 Notes for such amount.

           In June 1998, the Company extended an offer to its officers and directors pursuant to which they could exercise any of the Company's Class B Warrants then owned by them by borrowing 90% of the exercise price thereof. Each Class B Warrant entitled the holder to purchase 1.05 shares of Common Stock for $4.50. Outstanding amounts of principal of such loans bear interest at 4.5% per annum (which is payable annually). Principal is to be repaid in five consecutive annual installments, the first four of which will each be in an amount equal to 10% of the aggregate exercise price of the Class B Warrants with respect to which the loan was extended and the last of which will be in an amount equal to the remaining outstanding balance. Messrs. Pearlman and Lawi exercised 80,834, and 39,116 Class B Warrants, respectively, pursuant to the Company's offer.

           In December 1998, the Company exchanged 175 shares of its Series C 8% Cumulative Convertible Preferred Stock, $.01 per value per share ("Preferred Stock C") for $175,000 principal amount of Variable Rate Notes that was required to be paid at such time. Each share of Preferred Stock C has a stated valued of $1,000 per share, is convertible into shares of Common Stock at a conversion price of $2.50 per share (i.e. each share of Preferred Stock C is currently convertible into 400 shares of the Company's Common Stock), pays a semi-annual dividend of $40 per share and is entitled to 400 votes per share. The Variable Rate Notes are held by customers of Gray Seifert. The Variable Rate Notes are due on December 31, 2001 and currently bear interest at 3% over the prime rate, provided, however, that the rate cannot fall below 8% or exceed 12% per annum. Mandatory repayment of 10% of the original principal amount commenced at the end of 1998; 15% of the original amount is required to be paid at the end of 1999 and at the end of 2000. The Variable Rate Notes are subordinated to indebtedness of the Company incurred to a bank or other financial institution. Customers of Gray Seifert currently own $2,722,500 principal amount of Variable Rate Notes.

           As of December 1998, Messrs. Pearlman and Lawi purchased 200 and 100 shares of Preferred Stock C for $200,000 and $100,000, respectively.

         In January 1999 Mr. Pearlman loaned the Company $250,000. The outstanding balance of the loan bears interest at a rate of 10% per annum and is payable on demand. $150,000 principal amount of the loan is still outstanding.

           In the first quarter of 1999, Messrs. Pearlman and Lawi extended bridge loans to the Company in the amounts of $350,000 and $175,000, (the "Pearlman and Lawi Loans"), respectively, in order to fund productions and acquisitions of entertainment programming by the Company, pending the anticipated increase in the Company's credit facility with Imperial Bank ("Imperial"). Funds for the Pearlman and Lawi Loans were obtained by Messrs. Pearlman and Lawi from a loan to them from Imperial. The Pearlman and Lawi Loans are payable on demand and bear interest at the same rate Imperial is charging Messrs. Pearlman and Lawi for its loan to them.

           In May 1999, Dolphin Offshore Partners, L.P., the beneficial owner of over 5% of the Company's common stock, purchased 500 shares of the Company's Preferred Stock C for an aggregate purchase price of $500,000.

           In addition to the indebtedness incurred by Messrs. Pearlman and Lawi with respect to their exercise of Class B Warrants during 1998 described above, Messrs. Pearlman, Lawi, Hanock, Baruc, Murphy, Bishop and Epps, all of whom are presently officers or directors of the Company, currently are indebted to the Company in the principal amount of $650,974 ($322,729 of which is non-recourse indebtedness), $208,318 ($77,404 of which is non-recourse indebtedness), $98,750, $103,750, $40,000, $80,000, and $32,000, respectively, which indebtedness was incurred in connection with purchases by such individuals of capital stock that they made at various times from the Company, or from certain other employees (in exchange for the assumption of debt owed to the Company), during 1994 through 1997.

                AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

           In 1993, the Company adopted the 1993 Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by helping the Company and its subsidiaries attract, retain, motivate, and reward key employees and consultants, including officers and directors of the Company.

           Under the Plan, the Company may grant to eligible individuals stock options to purchase the Company's Common Stock. Both non-qualified options ("Non-Qualified Options") and options intended to qualify as "Incentive" stock options ("Qualified Options") under Section 422 of the Internal Revenue Code (the "Code") may be granted under the Plan (collectively, Non-Qualified and Qualified Options are referred to as "Options"). Officers, directors, and employees of, and consultants to, the Company (or a subsidiary thereof, within the meaning of Section 424 (f) of the Code), are eligible to receive Options under the Plan. The Company has approximately 105 employees, as well as two non-employee directors.

           The Plan is administered by either the Company's Board of Directors or the Stock Option Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Board or the Committee has the authority to determine the individuals to whom Options are to be granted, the time or times Options are to be granted, the number of shares to be covered by each Option and the terms and provisions of each Option, including the vesting thereof. An aggregate of 1,225,000 shares of Common Stock is currently reserved for issuance under the Plan.

           Under the Plan, the exercise price of Options shall be no less than the fair market value of the Common Stock on the date of grant. However, at no time may the exercise price of a Qualified Option granted to an individual (a "Principal Stockholder") owning more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries or of a parent, be less than 110% of the fair market value of the shares of Common Stock on the date of grant. Options may be granted for terms not exceeding ten years from the date of grant, except for Qualified Options which are granted to Principal Stockholders which may be granted for terms not exceeding five years from the date of grant. No Qualified Options may be granted after April 23, 2003.

           In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Plan and in the number and exercise price of Shares subject to outstanding Options granted under the Plan as may be determined to be appropriate in order to prevent dilution or enlargement of rights.

           The grant of an option, whether it is a Qualified Option or a Non-Qualified Option, has no tax effect on the Company or on the Optionee.

           An Optionee will not realize taxable compensation income as a result of the exercise of a Qualified Option if the Optionee holds the shares acquired until at least one year after exercise or, if later, until two years after the date of grant of the option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is treated as an adjustment to income for purposes of the alternative minimum tax. If an Optionee acquires stock through the exercise of a Qualified Option under the Plan and subsequently sells the stock after holding the stock for the period described above, the excess of the sale price of the stock over the option exercise price will be taxed as capital gain. The gain will not be treated as compensation income except when the holding period requirements discussed above are not satisfied. A Qualified Option does not entitle the Company to an income tax deduction except to the extent that an Optionee realizes compensation income.

           When an Optionee exercises a Non-Qualified Option, the Optionee will realize taxable compensation income at that time equal to the excess of the fair market value of the stock on the date of exercise over the option price. An Optionee will generally have a basis in stock acquired through the exercise of a Non-Qualified Option under the Plan equal to the fair market value of the stock on the date of exercise. If the Optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as long-term or short-term capital gain, depending on the holding period of the stock. Any compensation income realized by an Optionee upon exercise of a Non-Qualified Option will be allowable to the Company as a deduction at the time it is realized by the Optionee.

           The Company has granted options to purchase a total of 1,413,000 shares of Common Stock under the Plan. Of such options, 68,250 have been exercised to date and 1,344,750 are currently outstanding. The exercise prices of the outstanding options range from $1.875 per share to $2.86 per share. Of such options: Options to purchase 402,500 shares were granted to Robert Baruc, a Director and Co-President of the Company, 52,500 of which have an exercise price of $2.86 per share and expire in August 2003 (the "August 2003 Options") and 350,000 of which have an exercise price of $1.875 per share and expire in March 2009 (the "March 2009 Options"); Options to purchase 175,000 shares at an exercise price of $1.875 per share and expiring in March 2009 were granted to Scott Hanock, Co-President and Director of the Company; Options to purchase 153,750 shares of Common Stock were granted to Robert Miller, Executive Vice President of Television of the Company and President of the Company's Unapix

Program Enterprises' division, 78,750 of which have an exercise price of $2.86 per share and expire in June 2001, 16,500 of which have an exercise price of $2.86 per share and expire in March 2002, 33,500 of which have an exercise price of $2.86 per share and expire in March 2003 and 25,000 of which have an exercise price of $1.88 per share and expire in March 2004; Options to purchase 20,000 shares were granted to Daniel Murphy, the Company's Treasurer, all of which options have an exercise price of $2.86 per share and expire in June 2008; Options to purchase 20,000 shares of common stock were granted to Michael R. Epps, the Company's General Counsel and Secretary, all of which have an exercise price of $2.86 per share and 10,000 of which expire in February 2007 and 10,000 of which expire in January 2008. Options to purchase 110,000 shares of common stock were granted to James Coane, the President of Unapix Productions West, all of which have an exercise price of $2.86 per share and expire in June 2008; Options to purchase 200,000 shares of common stock were granted to George Back, President of the Company' majority owned subsidiary Unapix Syndication, Inc. ("Unapix Syndication"), all of which have an exercise price of $2.38 per share and expire in October 2008; Options to purchase 110,000 shares of common stock were granted to Timothy Smith, formerly the Executive Vice President of Production of the Company, all of which have an exercise price of $2.86 per share and are expected to expire in 2000; Options to purchase a total of 153,500 shares of Common Stock were granted to other employees of the Company, all of which options have an exercise price of $2.86 per share, and 65,625 of which expire in June 2004, 7,875 of which expire in December 2000, 55,000 of which expire in January 2008, 15,000 of which expire in June 2008, and 10,000 of which expire in March 2007.

           Currently, all 52,500 of Mr. Baruc's August 2003 Options, all of Mr. Miller's options, 16,667 of Mr. Epps' options, 6,667 of Mr. Murphy's options, 18,333 of Mr. Coane's options, 50,000 of Mr. Back's options, 93,334 of Mr. Smith's options and 125,168 options held by other employees are currently exercisable. None of Mr. Hanock's options are currently exercisable. 100,000 of Mr. Baruc's March 2009 Options will become exercisable upon his entering into a new employment agreement with the Company, having a term expiring in December 2003 and containing mutually acceptable terms. Subject to the completion of such an employment agreement, another 100,000 of such options will become exercisable in January 2000 and 50,000 of such options will become exercisable in each of January 2001, January 2002 and January 2003. 50,000 of Mr. Hanock's options will become exercisable upon his entering into a new employment agreement with the Company having a term expiring in December 2003 and containing mutually acceptable terms. Subject to the completion of such an employment agreement, another 45,000 of such options will be exercisable in January 2000 and 40,000 of such options will become exercisable in each of January 2001 and January 2002. 3,333 of Mr. Epps' options will become exercisable in January 2000. 6,667 of the options granted to Mr. Murphy will become exercisable in December of each of the years 1999 and 2000. 18,334 of Mr. Coane's options will become exercisable in each of May 2000 and May 2001, and 55,000 of Mr. Coane's options will not become exercisable until December 2007, subject to earlier exercisability if Unapix Productions West achieves certain earnings goals. The remaining 150,000 of Mr. Back's options that are not currently exercisable will not be exercisable until April 2008, subject to earlier exercisability upon Unapix Syndications' attainment of certain earnings goals. Of the 28,332 options held by other employees that are not currently exercisable, all such options will be exercisable on or before June 2001.

           The grant of 125,334 and 62,666 of Mr. Baruc's and Mr. Hanock's Options, respectively, are subject to the approval of the amendment to the Plan proposed hereby.

           The closing sales price of the Company's Common Stock, as reported by the American Stock Exchange, on June 22, 1999, was $3.00.

           The Board of Directors has adopted an amendment to the Plan, subject to stockholder approval at the meeting, increasing the number of shares authorized to be issued upon exercise of Options granted under the Plan from 1,225,000 to 1,600,000 shares.

           The approval of the proposal to amend the Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock, Preferred Stock A and Preferred Stock C, voting together as a single class, present in person or represented by proxy and entitled to vote at the Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS ADOPTION, APPROVAL
AND RATIFICATION OF THE AMENDMENT BY THE STOCKHOLDERS AT THE
MEETING.

                             VOTING ON THE PROPOSALS

           With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to the proposal to amend the Plan, abstentions may be specified and will be counted as present for purposes of the item on which the abstention is noted. Accordingly, since the amendment to the Plan requires the approval of a majority of the voting power, present in person or represented by proxy at the Meeting and entitled to vote, abstentions will have the effect of a negative vote. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they are not counted for purposes of determining whether the proposal has been approved.

                            PROPOSALS BY STOCKHOLDERS

           Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Shareholders must be received by the Company at 200 Madison Avenue, New York, New York 10016, Attention Michael R. Epps, prior to February 26, 2000. The Company will be allowed to have discretionary voting authority on any proposal that is to be presented at next year's annual meeting, unless it receives notice of such proposal by no later than May 12, 2000.

                              INDEPENDENT AUDITORS

           The Board of Directors has selected Richard A. Eisner & Company, LLP ("Richard Eisner & Co.") as independent auditors for the Company for the year ending December 31, 1999. Richard Eisner & Co. have served as independent auditors for the Company since 1994. The Company has been advised that representatives of Richard Eisner & Co. will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  MISCELLANEOUS

           The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgement on those matters.
           The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram, or by professional proxy solicitors acting on behalf of the Company. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

New York, New York
June 25, 1999

                           UNAPIX ENTERTAINMENT, INC.

                                  FORM OF PROXY


         The undersigned hereby appoints HERBERT M. PEARLMAN, DAVID S. LAWI and DAVID A. DREILINGER, and each of them with full power of substitution, proxies to vote all shares of common stock or preferred stock of Unapix Entertainment, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders on July 29, 1999 and at any adjournment thereof on the items of business set forth on the reverse and on such other business as may properly come before the meeting.

/x/      PLEASE MARK YOUR                      NOMINEES:
         VOTES AS IN THIS                               Herbert M. Pearlman
         EXAMPLE.                                       David S. Lawi

                                    FOR                 WITHHOLD AUTHORITY


1.       Election of                /    /                       /    /
         all nominees
         as directors
         until their
         successors shall be
         duly elected

TO WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEE(S), PRINT
NAMES BELOW

--------------------------------------------------------------------------------


2. Proposal to approve, adopt, and ratify an amendment to the Company's 1993 Stock Option Plan

                  FOR               AGAINST                   ABSTAIN

                  /    /                 /    /                     /    /

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE UNDERSIGNED FAILS TO SPECIFY HOW THE PROXY IS TO BE VOTED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE PROPOSALS.


                            (L.S.)                      (L.S.) DATE        1999
---------------------------       ----------------------           -------
SIGNATURE OF STOCKHOLDER            SIGNATURE OF STOCKHOLDER

NOTE: (Please sign your name exactly as it appears on the proxy. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the proxy).